Exhibit 1

JOINT FILING AGREEMENT

Dated as of March 18, 2021

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of the undersigned of a Schedule 13D (including any and all amendments thereto) with respect to the common stock, par value $0.01 per share, of Callaway Golf Company, a Delaware corporation, and that this Joint Filing Agreement may be included as an Exhibit to such joint filing.

This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

WESTRIVER MANAGEMENT, LLC

By:	/s/ Erik J. Anderson
Erik J. Anderson
Its Manager

/s/ Erik J. Anderson
Erik J. Anderson

TGP ADVISORS, LLC

By:	WestRiver Management, LLC
Its Managing Member

By:	/s/ Erik J. Anderson
Erik J. Anderson
Its Manager

TGP MANAGER, LLC

By:	WestRiver Management, LLC
Its Managing Member

By:	/s/ Erik J. Anderson
Erik J. Anderson
Its Manager

TGP INVESTORS, LLC

By:	TGP Manager, LLC
Its Managing Member

By:	WestRiver Management, LLC
Its Managing Member

By:	/s/ Erik J. Anderson
Erik J. Anderson
Its Manager

TGP INVESTORS II, LLC

By:	TGP Manager, LLC
Its Managing Member

By:	WestRiver Management, LLC
Its Managing Member

By:	/s/ Erik J. Anderson
Erik J. Anderson
Its Manager

[Signature Page to Joint Filing Agreement]